                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             McMoRan Oil & Gas Co.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                   [Logo of McMoRan Oil & Gas appears here]

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997

                              ------------------

                                                                 March 26, 1997

  The Annual Meeting of Stockholders of McMoRan Oil & Gas Co. will be held at the office of the corporation, 1615 Poydras Street, New Orleans, Louisiana, on Thursday, May 8, 1997, at 9:00 a.m., for the following purposes:

    (1) To elect two of the ten directors to hold office for three years and until their successors are respectively elected and qualified;

    (2) To ratify the appointment of Arthur Andersen LLP as the independent auditors to audit the financial statements of the corporation and its subsidiaries for the year 1997; and

    (3) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 14, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

  Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                               By Order of the Board of
                                                Directors.

                                               Michael C. Kilanowski, Jr.
                                               Secretary

                             MCMORAN OIL & GAS CO.
                              1615 POYDRAS STREET
                         NEW ORLEANS, LOUISIANA 70112

  The Annual Report to Stockholders for the year 1996, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 26, 1997.

                                PROXY STATEMENT

  This proxy statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of McMoRan Oil & Gas Co. (the "Company") for use at its Annual Meeting of Stockholders to be held on May 8, 1997, and at any adjournments thereof (the "Meeting").

VOTING PROCEDURE

  Stockholders of record at the close of business on March 14, 1997 (the "Record Date") will be entitled to vote at the Meeting. On the Record Date, there were 14,025,390 shares of common stock (the "Common Stock") outstanding.

  The Company's by-laws (the "By-Laws") provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. The persons appointed by the Company to act as inspectors of election will treat shares of Common Stock represented by a properly executed and returned proxy as present at the Meeting for purposes of determining a quorum. The shares of Common Stock present at the Meeting that are abstained from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

  The By-Laws provide that the Company's directors will be elected by a plurality vote and that, except as otherwise provided by statute, the Company's Certificate of Incorporation or the By-Laws, all other matters coming before the Meeting will be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Each share of Common Stock will entitle the holder to cast one vote at the meeting and votes cast will be counted by the inspectors of election. Because directors will be elected by a plurality vote, abstentions and broker non-votes as to the election of directors will have no effect upon the election of directors. All other matters to come before the Meeting require the approval of a majority of the shares of Common Stock present and entitled to vote at the Meeting with respect to such matters; therefore, abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not be deemed to be a part of the voting power present with respect to such proposals, will not count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  Proxies in the enclosed form are solicited by the Board of Directors to provide an opportunity to every stockholder to vote on all matters scheduled to come before the Meeting, whether or not he or she attends in person. If proxies in the enclosed form are properly executed and returned, the shares represented thereby will be voted as specified. If no specifications are made, the proxies will be voted in favor of the proposed nominees and for the ratification of the appointment of auditors. Any stockholder executing a proxy may revoke that proxy or submit a revised one at any time before it is voted. A stockholder may also attend the Meeting in person and vote by ballot, thereby canceling any proxy previously given. Management expects no matters to be presented for action at the Meeting other than the election of directors and the ratification of the appointment of auditors. If, however, any other matters properly come before the Meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

PROXY SOLICITATION

  The Company will pay all expenses of soliciting proxies for the Meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and the Company will reimburse them for their reasonable expenses in doing so. The Company has retained Georgeson & Co. Inc., Wall Street Plaza, New York, New York to assist with the solicitation of proxies from brokers and nominees. It is estimated that the fees for such firm's services will be $6,500 plus its reasonable out-of-pocket expenses. Certain representatives of the Company, who will receive no compensation for their services, may also solicit proxies by telephone, telegram, telex, telecopy or personal interview.

STOCKHOLDER PROPOSALS

  In order to be considered for inclusion in the Company's 1998 proxy materials, stockholder proposals must be received by the Company no later than November 25, 1997.

CORPORATE GOVERNANCE

  The Board of Directors, which held five meetings during 1996, has primary responsibility for directing the management of the business and affairs of the Company. The Board currently consists of ten directors. To provide for effective direction and management of the Company's business, the Board of Directors has established two committees, the Audit Committee and the Corporate Personnel Committee. The Board has no standing nominating committee.

  The Audit Committee reviews the Company's financial statements and exercises general oversight with respect to the activities of the Company's independent auditors and principal accounting officer and related matters. The Audit Committee currently consists of Mr. Day as Chairman, and Messrs. Bruce, Harrison, Lackey and Rankin and Ms. McDonald, none of whom is an officer or employee of the Company or any of its subsidiaries. The Audit Committee met three times during 1996.

  The Corporate Personnel Committee, which is described further below, currently consists of Mr. Bruce as Chairman, and Messrs. Harrison, Putnam and Wharton. The Corporate Personnel Committee met three times during 1996.

                             ELECTION OF DIRECTORS

  At the Meeting, two directors are to be elected to a three-year term, each to hold office until his successor is elected and qualified. The Board of Directors consists of three classes, each having a three-year term of office, with one class being elected each year. The persons named in the enclosed form of proxy intend to vote such proxy, unless otherwise directed, for the election of Messrs. Harrison and Wharton as members of the class to serve until the 2000 Annual Meeting of Stockholders. Messrs. Moffett, Putnam and Rankin and Ms. McDonald are members of the class to serve until the 1998 Annual Meeting of Stockholders, and Messrs. Adkerson, Bruce, Day and Lackey are members of the class to serve until the 1999 Annual Meeting of Stockholders. If, contrary to present expectation, any of the nominees to be elected at the Meeting should become unavailable for any reason, the Board of Directors may reduce the size of the Board or votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by the Board.

INFORMATION ABOUT NOMINEES AND DIRECTORS

  The following table provides certain information as of December 31, 1996, with respect to each nominee and each other director whose term will continue after the Meeting. Each nominee and director has been a director since 1994. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

    NAME OF NOMINEE                PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS
      OR DIRECTOR         AGE            AND POSITIONS WITH THE COMPANY
    ---------------       --- ----------------------------------------------------
Richard C. Adkerson        50 Co-Chairman of the Board and Chief Executive Officer
                               of the Company. Vice Chairman of the Board of
                               Freeport-McMoRan Inc. ("FTX"), a global
                               agricultural resource company. Senior Vice
                               President and Chief Financial Officer of FTX until
                               1995. Vice President of FTX until 1992. Executive
                               Vice President of Freeport-McMoRan Copper & Gold
                               Inc. ("FCX"), mining. Chairman of the Board and
                               Chief Executive Officer of FM Properties Inc., real
                               estate. Director of Hi-Lo Automotive, Inc.
Robert W. Bruce III        52 President, The Robert Bruce Management Co., Inc.,
                               investment managers. Managing Partner, Steamboat
                               Group, until 1992. Director of FTX and FCX.
Robert A. Day              53 Chairman of the Board of Trust Company of the West,
                               an investment management company. Chairman and
                               President of W.M. Keck Foundation. Director of
                               Fisher Scientific International Inc., FTX and FCX.
William B. Harrison, Jr.   53 Vice Chairman of The Chase Manhattan Corporation and
                               its subsidiary, The Chase Manhattan Bank. Director
                               of Dillard Department Stores, Inc., FTX and FCX.
Bobby Lee Lackey           59 President and Chief Executive Officer of J.S.
                               McManus Produce Company, Inc., grower of vegetables
                               and shipper of fruits and vegetables. Director of
                               FTX and FCX.
Gabrielle K. McDonald      54 Judge, International Criminal Tribunal for the
                               Former Yugoslavia. Distinguished Visiting Professor
                               of Law, Texas Southern University, Thurgood
                               Marshall School of Law, until 1995. Visiting
                               Professor of Law, St. Mary's University School of
                               Law, and of counsel, Walker & Satterthwaite, law
                               firm, until 1993. Director of FTX and FCX.
James R. Moffett           58 Co-Chairman of the Board of the Company. Chairman of
                               the Board and Chief Executive Officer of FCX.
                               Chairman of the Board of FTX. President
                               Commissioner of P.T. Freeport Indonesia Company, an
                               operating subsidiary of FCX.

 NAME OF NOMINEE            PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS
   OR DIRECTOR     AGE            AND POSITIONS WITH THE COMPANY
 ---------------   --- ----------------------------------------------------
George Putnam       70 Chairman of The Putnam Investment Management
                        Company, Inc. and of each of the members of the
                        Putnam group of mutual funds. Director of The
                        Boston Company, Inc., Boston Safe Deposit and Trust
                        Company, Houghton-Mifflin Company, Marsh-McLennan
                        Companies Inc., Rockefeller Group, Inc., FTX and
                        FCX.
B.M. Rankin, Jr.    66 Private investor. Director of FTX and FCX.
J. Taylor Wharton   58 Chairman of the Department of Gynecology at the
                        University of Texas M.D. Anderson Cancer Center.
                        Director of FTX and FCX.

  The directors of the Company who also serve as directors of FTX and FCX constitute a majority of the directors of each of those corporations.

DIRECTOR COMPENSATION

  Each director who is not an officer or employee of the Company or its subsidiaries receives an annual fee of $3,000.

  Each current director who is not an officer or employee of the Company or its subsidiaries is also eligible for the grant of options under the 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"). On June 1 of each year through 2003, each eligible director will be granted a non-qualified option to purchase 1,656 shares of Common Stock at 100% of the fair market value of such shares on the date of grant. Each option granted under the 1994 Plan expires ten years after the date of grant. In accordance with the 1994 Plan, on June 1, 1996, each non-employee director was granted an option to purchase 1,656 shares of Common Stock at an exercise price of $2.9375. In 1996, none of the current directors exercised options granted under the 1994 Plan.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information regarding the ownership of the Company's Common Stock by (i) each director and nominee of the Company, (ii) each executive officer for whom compensation information is disclosed under the heading "Executive Officer Compensation" and (iii) all directors and executive officers of the Company as a group, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC") based on information furnished by such persons. Unless otherwise indicated, all information is presented as of December 31, 1996 and all shares shown are held with sole voting and investment power.

                                                 NUMBER OF
                                            SHARES BENEFICIALLY
        NAME OF BENEFICIAL OWNER                OWNED(1)(2)
        ------------------------            -------------------
      Richard C. Adkerson                          120,741
      Robert W. Bruce III                          369,317(3)
      Robert A. Day                                 21,332(4)
      William B. Harrison, Jr.                       3,727(5)
      Glenn A. Kleinert                             18,835
      Bobby Lee Lackey                              15,422(6)
      James H. Lee                                  15,000
      Gabrielle K. McDonald                          2,068
      James R. Moffett                             500,971(7)
      C. Howard Murrish                            150,351(8)
      George Putnam                                 13,330(9)
      B.M. Rankin, Jr.                             101,713(10)
      J. Taylor Wharton                              6,504(11)
      All directors and executive officers
       as a group (14 persons)                   1,563,798(12)

---------
 (1) With the exception of Mr. Bruce (who beneficially owns 2.6% of the outstanding shares of Common Stock), Mr. Moffett (who beneficially owns 3.5% of the outstanding shares of Common Stock) and Mr. Murrish (who beneficially owns 1.1% of the outstanding shares of Common Stock), each of the individuals referred to holds less than 1% of the outstanding shares of Common Stock.
 (2) Includes shares that could be acquired within sixty days after December 31, 1996, upon the exercise of options granted pursuant to the Company's stock option plans, as follows: Mr. Adkerson, 95,741 shares; Mr. Bruce, 8,317 shares; Mr. Day, 10,822 shares; Mr. Harrison, 3,307 shares; Mr. Kleinert, 18,835 shares; Mr. Lackey, 11,657 shares; Mr. Lee, 5,000 shares; Ms. McDonald, 2,068 shares; Mr. Moffett, 365,543 shares; Mr. Murrish, 81,250 shares; Mr. Putnam, 11,657 shares; Mr. Rankin, 11,657 shares; Mr. Wharton, 3,307 shares; all directors and executive officers as a group, 698,149 shares.
 (3) Includes 310,000 shares held by a limited partnership with respect to which Mr. Bruce shares voting and investment power.

 (4) Includes 10,000 shares held by accounts and funds managed by affiliates of a corporation in which Mr. Day is the chief executive officer and a stockholder with respect to which he shares voting and investment power but as to which he disclaims beneficial ownership.
 (5) Includes 120 shares owned by Mr. Harrison's wife.
 (6) Includes 3,643 shares held in a retirement trust for the benefit of Mr. Lackey.
 (7) Includes 21,464 shares held for the benefit of a trust with respect to which Mr. Moffett and an executive officer of the Company, as co-trustees, have sole voting and investment power but as to which each disclaims beneficial ownership.
 (8) Includes 1,810 shares held in a retirement trust for the benefit of Mr. Murrish, 1,110 shares held in a retirement trust for the benefit of Mr. Murrish's wife, 1,212 shares held by Mr. Murrish as custodian for one of his sons and 1,112 shares owned by an adult son who shares the same home as Mr. Murrish as to which he disclaims beneficial ownership.
 (9) Includes 323 shares held by a charitable trust with respect to which Mr. Putnam, as co-trustee, shares voting and investment power but as to which he disclaims beneficial ownership.
(10) Includes 34,836 shares with respect to which Mr. Rankin has sole voting and investment power under a power of attorney but as to which he disclaims beneficial ownership.
(11) Includes 1,252 shares held by Mr. Wharton's wife and 677 shares held by Mr. Wharton as custodian for his daughters.
(12) Includes (a) 13,651 shares held in a retirement trust for the benefit of one of the executive officers, (b) 9 shares held in a retirement trust for the benefit of the spouse of an executive officer but as to which such executive officer disclaims beneficial ownership, (c) 7,390 shares held by an executive officer as custodian but as to which such executive officer disclaims beneficial ownership and (d) 38,777 shares held for the benefit of trusts with respect to which an executive officer, as a co-trustee, shares voting and investment power but as to which such executive officer disclaims beneficial ownership. Total represents approximately 10.6% of the outstanding shares of Common Stock.

                              ------------------

COMMON STOCK OWNERSHIP OF A CERTAIN BENEFICIAL OWNER

  The following table sets forth information regarding the ownership of the Company's Common Stock by each person known to the Company to be a beneficial owner of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the SEC based on information furnished by such persons. Unless otherwise indicated, all information is presented as of December 31, 1996, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                    NUMBER OF      PERCENT
                                               SHARES BENEFICIALLY   OF
                NAME AND ADDRESS                      OWNED         CLASS
                ----------------               ------------------- -------
   Robertson, Stephens & Company Incorporated       1,892,420(1)    13.5%
   555 California Street, Suite 2600
   San Francisco, California 94104

---------
(1) Robertson, Stephens & Company Incorporated, through its affiliates, shares voting and investment power with respect to all shares shown, based on copies of SEC filings provided to the Company.

                              ------------------

EXECUTIVE OFFICER COMPENSATION

  Throughout 1996, James R. Moffett, Co-Chairman of the Board, Richard C. Adkerson, Co-Chairman of the Board and Chief Executive Officer, and James H. Lee, Senior Vice President, were employed by FTX, FCX or FM Services Company ("FMS"), a corporation 50% owned by each of FTX and FCX, and performed their duties in accordance with a Services Agreement between the Company and FMS. In 1996, Messrs. Moffett and Adkerson were compensated by FTX and FCX and Mr. Lee was compensated by FMS. The Company paid FMS $1 million in 1996 for all services under the Services Agreement, which included executive, technical, administrative, accounting, financial, tax and other services.

  C. Howard Murrish and Glenn A. Kleinert were the only executive officers employed by the Company who earned in excess of $100,000 for services provided to the Company in 1996. The following table shows compensation that the Company paid to Messrs. Murrish and Kleinert (collectively with Messrs. Moffett, Adkerson and Lee, the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1996, 1995 and 1994, the year in which the Company was incorporated.

                          SUMMARY COMPENSATION TABLE

                                                               LONG TERM
                                                              COMPENSATION
                                   ANNUAL COMPENSATION           AWARDS
                            --------------------------------- ------------
                                                               SECURITIES
  NAME AND PRINCIPAL                           OTHER ANNUAL    UNDERLYING     ALL OTHER
       POSITION        YEAR  SALARY   BONUS   COMPENSATION(1) OPTIONS/SARS COMPENSATION(2)
  ------------------   ---- -------- -------- --------------- ------------ ---------------
C. Howard Murrish,     1996 $233,250 $125,000     $6,829             --        $9,658
 President and Chief   1995  225,000  125,000      4,827         75,000         9,311
 Operating Officer     1994   65,625   32,000        789        125,000         2,656


Glenn A. Kleinert,     1996  154,700   50,000         --             --         7,497
 Senior Vice President 1995  148,842   50,000         --         20,000         7,442
                       1994   72,450   40,000         --         24,498         3,019

---------
(1) Comprised of the Company's payments of taxes in connection with certain benefits that the Company provided to Mr. Murrish.
(2) Comprised of (a) contributions under the Company's defined contribution plans for Mr. Murrish in the amounts of $7,500, $7,500 and $1,979, and for Mr. Kleinert in the amounts of $7,497, $7,442 and $3,019 for 1996, 1995 and 1994, respectively, and (b) with respect to Mr. Murrish, the Company's payments for life insurance premiums in the amounts of $2,158, $1,811 and $677 for 1996, 1995 and 1994, respectively.

                              ------------------

  The following table sets forth information with respect to all outstanding Company stock options and SARs held by each of the Named Executive Officers as of December 31, 1996. None of such persons exercised any Company stock options and SARs during 1996.

                    OPTION/SAR VALUES AT DECEMBER 31, 1996

                            NUMBER OF SECURITIES
                           UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                               OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                              DECEMBER 31, 1996         DECEMBER 31, 1996
                          ------------------------- -------------------------
            NAME          EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
            ----          ------------------------- -------------------------
     James R. Moffett          365,543/112,500              $-- /$--
     Richard C. Adkerson        95,741/120,245               -- / --
     C. Howard Murrish          81,250/118,750               -- / --
     Glenn A. Kleinert          18,835/25,663                -- / --
     James H. Lee                5,358/15,153                -- / --

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Corporate Personnel Committee is composed of four independent directors, none of whom is an officer or employee of the Company or any of its subsidiaries. The Committee met three times in 1996. The Committee determines the compensation of certain executive officers of the Company and administers the performance incentive awards program and certain stock option plans of the Company.

  James R. Moffett and Richard C. Adkerson are each Co-Chairman of the Board of the Company, and Mr. Adkerson is also the Chief Executive Officer of the Company. In addition, James H. Lee is a Senior Vice President of the Company. Throughout 1996, Messrs. Moffett, Adkerson and Lee provided services to the Company pursuant to a Services Agreement between the Company and FMS. Except for their participation in the Company's stock option plan and adjusted stock award plan (under which plans no awards were granted to executive officers in 1996), Messrs. Moffett, Adkerson and Lee receive no benefits, salary or other compensation from the Company.

  Base salaries of the executive officers, other than Messrs. Moffett, Adkerson and Lee, are established by the Committee at appropriate levels after consideration of each executive officer's responsibilities and market salaries for similarly situated executives in other organizations. The Committee granted base salary increases to certain executive officers in 1996 under the Company's regular merit increase program.

  Under the Company's performance incentive awards program, the Committee determines the amount of annual cash incentives or bonuses for certain key executives of the Company. Each executive employed by the Company is assigned a guideline amount, expressed as a percentage of base salary, which generally will be paid if Company performance for the year meets expectations set for that year.

  To determine the amount of incentive awards for 1996, the Committee considered the strategic accomplishments of the Company including its exploration and development activities during the year. After reviewing the Company's performance for 1996, the Committee approved performance awards for the executive officers participating in the Company's performance incentive awards program averaging approximately 112% of their target awards.

  The Company grants long-term incentives to executive officers in the form of stock options. The stock option awards are intended to reinforce the importance of shareholder value creation. Stock option award guidelines are established by the Committee based upon the position of each participating executive officer and the Committee's subjective assessment of each participant's individual performance. No stock option awards were granted by the Committee to executive officers during 1996, with the last grant having been made in 1995.

  Under section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, no deduction by a publicly held corporation is allowed for compensation paid by the corporation to its most highly compensated executive officers to the extent that the amount of such compensation for the taxable year for any such individual exceeds $1 million. Section 162(m) excludes certain compensation from the deduction limitation. The Committee believes that the stock options granted to executive officers, as discussed above, qualify for the exclusion from the deduction limitation under Section 162(m). The Committee anticipates that the components of individual executive compensation for each highly compensated executive officer that do not qualify for any exclusion from the deduction limitation of Section 162(m) should not exceed $1 million in any given year and should therefore qualify for deductibility.

      Robert W. Bruce III, Chairman            George Putnam
      William B. Harrison, Jr.                 J. Taylor Wharton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The current members of the Company's Corporate Personnel Committee are Messrs. Bruce, Harrison, Putnam and Wharton. No executive officer of the Company served in 1996 as a director or member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or on the Company's Corporate Personnel Committee.

PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total stockholder return on the Common Stock with the cumulative total return of the Nasdaq Composite Market Index and the cumulative total return of the Media General Oil & Natural Gas Exploration Industry Group during 1996, 1995 and the portion of 1994 that the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934.

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
            MCMORAN OIL & GAS CO., NASDAQ COMPOSITE MARKET INDEX &
          MEDIA GENERAL OIL & NATURAL GAS EXPLORATION INDUSTRY GROUP



     LOGO
[GRAPH APPEARS HERE]

                                                               DECEMBER 31,
                                                   MAY 20, --------------------
                                                    1994    1994   1995   1996
                                                   ------- ------ ------ ------
McMoRan Oil & Gas Co.............................. $100.00 $68.06 $76.39 $48.61
Nasdaq Composite Market Index.....................  100.00 101.30 131.40 163.29
Media General Oil & Natural Gas Exploration
 Industry Group...................................  100.00  93.99 109.95 150.08

ASSUMES $100 INVESTMENT ON MAY 20,
1994 IN McMoRan OIL & GAS CO. COMMON               MCMORAN OIL & GAS CO.
STOCK, NASDAQ COMPOSITE MARKET INDEX         .
& MEDIA GENERAL OIL & NATURAL GAS                  NASDAQ COMPOSITE MARKET
EXPLORATION INDUSTRY GROUP                         INDEX
                                             ^^
* TOTAL RETURN ASSUMES REINVESTMENT
OF DIVIDENDS
                                             ^^    MEDIA GENERAL OIL &
                                                   NATURAL GAS EXPLORATION
                                                   INDUSTRY GROUP

CERTAIN TRANSACTIONS

  During 1996, Mr. Day participated directly or indirectly through various entities, on substantially the same basis as other parties, in exploration and development operations on certain properties owned or operated by the Company. Mr. Day and such entities have ownership interests in such properties ranging generally from 5% to 12%. Mr. Day's and such entities' share of expenditures for exploration and development operations during 1996 amounted to approximately $200,000.

  In June 1996, Freeport-McMoRan Resource Partners, Limited Partnership ("FRP"), a limited partnership in which FTX is the administrative managing general partner and owns an approximate 51.6% interest, acquired a 25% leasehold in interest in an oil and gas venture to explore a project area in Terrebonne Parish, Louisiana. In connection with the acquisition of this interest, FRP reimbursed the Company $2.1 million for certain costs previously incurred in the project area. FRP acquired its interest on the same proportionate basis as Phillip Petroleum Company, which owns a 50% interest and is the operator of the joint venture.

  In February 1997, FRP agreed to acquire an interest in leases acquired by the Company at the federal offshore lease sale held in March 1997. At the lease sale, the Company was high bidder on seven offshore Gulf of Mexico tracts, with bids totaling $5.5 million. FRP will acquire a 50% working interest in the leases awarded and will bear 60% of the acquisition and exploration costs associated with these leases. Award of the leases is subject to review and approval by the U.S. Minerals Management Service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. Robertson, Stephens & Company Incorporated, Sanford R. Robertson, Paul H. Stephens, Kenneth R. Fitzsimmons, G. Randy Hecht and Michael G. McCaffery, beneficial owners of more than 10% of the Common Stock, each failed to file timely a statement of changes in beneficial ownership on Form 4 reporting two transactions in 1996.

                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

  The Board of Directors seeks ratification by the stockholders of the Board's appointment of Arthur Andersen LLP to act as the independent auditors of the financial statements of the Company and its subsidiaries for the year 1997. The Board has not determined what, if any, action would be taken should the appointment of Arthur Andersen LLP not be ratified. One or more representatives of the firm will be available at the Meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

                             MCMORAN OIL & GAS CO.
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 8, 1997

  The undersigned hereby appoints James R. Moffett, Richard C. Adkerson, and C. Howard Murrish as proxies, with full power of substitution, to vote the shares of the undersigned in McMoRan Oil & Gas Co. at the Annual Meeting of Stockholders to be held on Thursday, May 8, 1997, at 9:00 a.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

  If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                          (continued on reverse side)

                           . FOLD AND DETACH HERE .

                                                         Please mark your
                                                         votes as indicated [X]
                                                         in this example

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

                                         FOR    WITHHELD                                         FOR   AGAINST   ABSTAIN

  ITEM 1--Election of the                [ ]      [ ]      ITEM 2--Ratification of appointment   [ ]      [ ]      [ ]
          nominees for directors.                                  of Arthur Andersen LLP as
          Nominees for directors of                                independent auditors.
          McMoRan Oil & Gas Co.

          William B. Harrison, Jr.
          J. Taylor Wharton

[ ]  FOR, EXCEPT WITHHELD FROM:

-------------------------------------
(Write nominee name(s) in the space
provided above to withhold authority.)

SIGNATURE(S)                                                                                              DATED:        1997
           ----------------------------------------------------------------------------------------------       --------
  YOU MAY SPECIFY YOUR VOTES BY MARKING THE APPROPRIATE BOXES ON THIS SIDE.
  YOU NEED NOT MARK ANY BOXES, HOWEVER, IF YOU WISH TO VOTE ALL ITEMS IN
  ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. IF YOUR VOTES ARE
  NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR
  DIRECTORS AND FOR PROPOSAL 2.